SENIOR OFFICERS INCENTIVE COMPENSATION PLAN - FY2004


PURPOSE

The purpose of the Plan is to provide an incentive for extraordinary performance by senior management who, individually and collectively as a management team, have the greatest influence over the financial success of the Bank.

In addition to its primary purpose, the Plan is designed to accomplish other important objectives of the Bank including: - fostering teamwork and cooperation among senior management - helping to retain and encourage commitment on the part of senior management, and - setting high goals and increasing returns to shareholders.

ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Bank's Board of Directors.

PARTICIPANTS

Participation is limited to the President, Executive Vice President and Senior Vice Presidents. Participants must be actively employed in this capacity on the date the incentive is paid to be eligible to receive the full award. Those participants who are no longer senior officers on the date the incentive is paid, may be eligible for a partial award, depending upon the circumstances. Those participants promoted into this category during the fiscal year may receive a pro-rated amount of any incentive compensation awarded.

BANK PERFORMANCE GOALS

Performance goals to be determined by the Board of Directors.

CALCULATION OF INCENTIVE AWARDS

Incentive compensation awards are calculated based on the attainment of various goals. Meeting goal #1 constitutes an award of 7.5% of salary for those participating senior officers. Attainment of goal #2 constitutes an additional award of 7.5% of salary.

NOT AN EMPLOYMENT CONTRACT

Nothing contained in the Plan shall give any senior officer the right to be retained in the employment of the Bank or affect the right of the Bank to dismiss any senior officer. The adoption of the Plan shall not constitute a contract between the Bank and any senior officer.

FINAL REVIEW AND APPROVAL BY COMPENSATION COMMITTEE

The Compensation Committee will review the Bank's results for the year to determine whether the Plan goals should be adjusted for the purpose of the Senior Officers Incentive Plan. If extraordinary events distort the results, it will be at the Committee's sole discretion to modify those results to determine whether the bonus should be paid. The budget will be a gauge in determining what is an extraordinary event.

The Compensation Committee reserves the right to amend or terminate the Plan, should the Bank encounter unforeseen or extraordinary circumstances which impact the financial stability/profitability of the Bank.